As filed with the Securities and Exchange Commission on May 23, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             PRIME HOSPITALITY CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                                           22-2640625
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                                700 Route 46 East
                           Fairfield, New Jersey 07004
          (Address, including zip code, of principal executive offices)
                ------------------------------------------------
                             Prime Hospitality Corp.
                  1995 Non-Employee Director Stock Option Plan
                            (Full title of the plan)
                ------------------------------------------------

                                Douglas W. Vicari
                Senior Vice President and Chief Financial Officer
                             Prime Hospitality Corp.
                                700 Route 46 East
                   Fairfield, New Jersey 07004, (973) 882-1010
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                ------------------------------------------------
                                    Copies to
                              William H. Gump, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, New York
                                      10019
                                 (212) 728-8000
                ------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                      Proposed
                                                      maximum
    Title of                       Proposed maximum   aggregate     Amount of
securities to be   Amount to be     offering price    offering      registration
   registered     registered (1)    per share (2)     price (2)         fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value
per share             250,000          $6.47         $1,617,500       $130.86
================================================================================

(1) Represents an additional 250,000 shares of common stock of Prime Hospitality Corp. issuable pursuant to the Prime Hospitality Corp. 1995 Non-Employee Director Stock Option Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Prime Hospitality Corp., a Delaware company (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed pursuant to the Exchange Act;

          (c) The Company's Registration Statements on Form S-8 (Nos. 333-03361 and 333-44287), filed on May 8, 1996 and January 15, 1998, respectively, pursuant to the Securities Act; and

          (d) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock"), included in the Company's Application for Registration on Form 8-A, dated June 5, 1992, as amended by the Company's Amendments to Application or report on Form 8, dated July 9, 1992 and December 23, 1992, respectively, pursuant to the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. EXHIBITS

Exhibit No.
-----------

      5 Opinion of Willkie Farr & Gallagher as to the legality of the securities to be issued.

      23.1  Consent of Ernst & Young LLP.

      23.2  Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

      24 Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on the 22nd day of May, 2003.

                                    PRIME HOSPITALITY CORP.



                                    By:  /s/ A. F. Petrocelli
                                         --------------------------------
                                         A. F. Petrocelli
                                         Chairman of the Board, President
                                         and Chief Executive Officer

                               POWERS OF ATTORNEY

     The undersigned officers and directors of Prime Hospitality Corp. hereby severally constitute and appoint A. F. Petrocelli and Douglas W. Vicari, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                        Date
       ---------                         -----                        ----

/s/ A. F. Petrocelli        Chairman of the Board, President and    May 22, 2003
-------------------------   Chief Executive Officer (principal
A. F. Petrocelli            executive officer)

/s/ Douglas W. Vicari       Senior Vice President, Chief Financial  May 22, 2003
-------------------------   Officer and Director (principal
Douglas W. Vicari           financial officer and principal
                            accounting officer)

/s/ Lawrence M. Friedland   Director                                May 22, 2003
-------------------------
Lawrence M. Friedland

/s/ Richard Reitman         Director                                May 22, 2003
-------------------------
Richard Reitman

/s/ Howard M. Lorber        Director                                May 22, 2003
-------------------------
Howard M. Lorber

/s/ Allen S. Kaplan         Director                                May 22, 2003
-------------------------
Allen S. Kaplan

                                INDEX TO EXHIBITS

Exhibit No.
-----------

5 Opinion of Willkie Farr & Gallagher as to the legality of the securities to be issued.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24    Powers of Attorney (included on signature page).